Exhibit 99.1

FatPipe, Inc. (FATN) Reports Q2 FY2027 Results: 22% Y-o-Y Q2 Revenue Growth and 24.1% Adjusted EBITDA Margin

SALT LAKE CITY, UT / PRNewswire / November 4, 2026

FatPipe, Inc. (NASDAQ: FATN) (“FatPipe” or the “Company”), a pioneer and multiple patents holder in enterprise-class, application-aware, secure software-defined wide area network (“SD-WAN”) and single-stack cybersecurity solutions, today announced its second quarter fiscal year 2027 results for the period ended September 30, 2026.

Q2 Highlights

●	Q2 2027 revenue was $4.83M, representing 22% growth compared to $3.96M in Q2 2026

●	Q2 2027 net income was $1.2M compared to -$0.04M in Q2 2026

●	Diluted net income per share was $0.09, compared to $0.00 in Q2 2026

●	Adjusted EBITDA for Q2 2027 was $1.2 million, representing an Adjusted EBITDA margin of approximately 24.1%, compared to $0.7 million in Q2 2026

Financial Performance

Revenue growth during the quarter was driven by increased recurring billings, customer renewals, and new customer wins. FatPipe continued to see strong demand from customers seeking secure, high-performance alternatives to legacy networking and security vendors.

Management Commentary

“We are pleased with our continued revenue growth and profitability this quarter, reflecting the strength of our business model and continued execution across the organization,” said Dr. Ragula Bhaskar, CEO of FatPipe. “We remain focused on expanding our channel partnerships, growing our customer base, and building on the momentum across our SD-WAN, cybersecurity, and network monitoring offerings.”

“Our second quarter results reflect continued progress in growing our recurring revenue base,” said Kanishka Ragula, CFO of FatPipe. “With revenue increasing 22% year-over-year and an Adjusted EBITDA margin of 24.1%, we continue to demonstrate our ability to deliver profitable growth while investing in strategic initiatives. We believe our financial position provides a strong foundation to expand our sales organization, strengthen our partner ecosystem, and pursue additional growth opportunities.”

Forward-Looking Statements

Certain statements contained in this press release, may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on management’s current expectations and are inherently subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. These risks and uncertainties include, but are not limited to, those described in FatPipe’s filings with the U.S. Securities and Exchange Commission. Except as required by law, FatPipe expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About FatPipe, Inc.

FatPipe pioneered the concept of software-defined wide area networking (SD-WAN) and hybrid WANs that eliminate the need for hardware and software or cooperation from ISPs and allows companies and service providers to control multi-link network traffic. FatPipe introduced a full single stack cybersecurity solution designed to be sold to the same customer profile, and buyer as FatPipe. FatPipe currently has 13 U.S. patents related to multipath, software-defined networking. FatPipe products are sold by 200+ resellers worldwide.

For more information, please visit www.fatpipeinc.com.

Follow us on X @FatPipe_Inc.

Company Contact Info

Vikrant Ragula

Vice President of Investor Relations

+1 801.683-5656 x 1140

Investor.ir@fatpipeinc.com